Exhibit 99.1

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
www.airproducts.com

Air Products Reports Fiscal 2017 Third Quarter GAAP EPS of $.47 and
Strong Growth in Adjusted EPS of $1.65, up 15 Percent*

Q3 FY17 (all from continuing operations):

•	On a GAAP basis, EPS of $.47, down 59 percent versus the prior year; operating margin of 11.9 percent, down 870 basis points versus the prior year

•	Adjusted EPS of $1.65*, up 15 percent versus prior year; adjusted operating margin of 21.8 percent; adjusted EBITDA margin of 34.0 percent down 120 basis points versus the prior year

•
Increased fiscal 2017 adjusted EPS guidance to $6.20 to $6.25, which at the midpoint, is up $0.10 from prior guidance and represents a 10 percent increase over the prior year; fiscal 2017 fourth quarter adjusted EPS guidance of $1.65 to $1.70, which at the midpoint, represents a 12 percent increase over the prior year

•	Awarded significant new industrial gas projects in Louisiana, New York and China; hydrogen/air separation unit project in India fully onstream; air separation unit project in China onstream

*The results and guidance in this release, including in the highlights above, include references to non-GAAP continuing operations measures. These exclude discontinued operations and are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP to non-GAAP results can be found at the end of this release.

LEHIGH VALLEY, Pa. (August 1, 2017) – Air Products (NYSE: APD) today reported GAAP net income from continuing operations of $104 million and diluted earnings per share (EPS) from continuing operations of $.47, down 58 and 59 percent, respectively, from the prior year, for its fiscal third quarter ended June 30, 2017. These results include noncash impairment charges referenced below.
For the quarter, on a non-GAAP basis, adjusted net income from continuing operations of $363 million was up 16 percent versus prior year, and adjusted diluted earnings per share from continuing operations of $1.65 was up 15 percent versus prior year.
Third quarter sales of $2,122 million increased 11 percent from the prior year, on eight percent higher volumes and five percent favorable energy pass-through, partially offset by two percent unfavorable currency. Volumes were positive across all three regions, while continued progress on the Jazan project was partially offset by lower LNG activity. Taken together, the Industrial Gas regions increased overall volumes by eight percent. Pricing was flat with the prior year.
For the quarter, on a GAAP basis, operating income of $253 million decreased 36 percent. Operating margin of 11.9 percent decreased 870 basis points versus prior year.
Adjusted operating income of $463 million increased 11 percent, and adjusted EBITDA of $722 million increased seven percent over the prior year. Adjusted operating margin of 21.8 percent was unchanged versus prior year, as unfavorable energy pass-through of 90 basis points was offset by favorable volumes. Adjusted EBITDA margin of 34.0 percent decreased 120 basis points from the prior year and was negatively impacted by 150 basis points from higher energy pass-through; excluding this impact, this margin increased 30 basis points. ROCE based on GAAP items of nine percent decreased 180 basis points from the prior year. Adjusted ROCE increased 10 basis points over prior year to 12.2 percent.
Commenting on the results for the quarter, Seifi Ghasemi, chairman, president and chief executive officer, said, "Once again, the committed and motivated team at Air Products delivered strong results. We had another quarter of excellent improvement in our safety performance. Adjusted EPS increased 15 percent over prior year, which is the 13th consecutive quarter of adjusted EPS growth, and

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we generated a significant amount of cash flow. In addition, our customers awarded us significant new orders, and we successfully started up our very large hydrogen plant in India and another very large oxygen plant in China."

Third Quarter Results by Business Segment

•
Industrial Gases – Americas sales of $930 million increased 12 percent versus prior year on three percent higher volumes and nine percent higher energy pass-through. Operating income of $236 million increased one percent. Adjusted EBITDA of $367 million increased one percent, as the contribution of the higher volumes and productivity actions were partially offset by outage-related costs. Adjusted EBITDA margin of 39.5 percent decreased 400 basis points from the prior year, primarily due to higher energy pass-through; excluding energy pass-through, adjusted EBITDA margin decreased 70 basis points.

•
Industrial Gases – EMEA sales of $452 million increased five percent versus last year, as six percent higher volumes and four percent higher energy pass-through were partially offset by four percent unfavorable currency and one percent lower pricing. The higher volumes were driven by the new hydrogen facility in India coming onstream. Operating income of $94 million decreased by 10 percent. Adjusted EBITDA of $155 million decreased three percent from the prior year, as productivity actions and higher equity affiliate income were offset by lower equipment sales and a negative impact from price versus variable cost; on a constant currency basis, adjusted EBITDA would have been up slightly. Adjusted EBITDA margin of 34.3 percent decreased 310 basis points from the prior year, with higher energy pass-through accounting for 140 basis points. Excluding this impact, adjusted EBITDA margin was down 170 basis points, approximately evenly impacted by lower equipment sales and price versus variable cost.

•
Industrial Gases – Asia sales of $538 million increased 20 percent versus prior year, with volumes up 20 percent. About half of the volume growth was from equipment sale projects, and the remainder was evenly split between new project onstreams and base business growth. Higher pricing contributed two percent, as merchant pricing improved across Asia, including China. Operating income of $149 million increased 26 percent. Adjusted EBITDA of $211 million increased 15 percent, driven by the higher volumes and the higher pricing, partially offset by lower equity affiliate income and higher costs. Adjusted EBITDA margin of 39.2 percent declined 160 basis points.

Non-GAAP results for the Company in the fiscal third quarter of 2017 exclude pre-tax expenses of $162.1 million, or $0.70 per share, for a noncash goodwill impairment charge on the Latin America business; $79.5 million, or $0.36 per share, for an impairment charge on an equity investment in Abdullah Hashim Industrial Gases; $42.7 million, or $0.14 per share, for cost reduction and asset actions; and $5.5 million, or $0.02 per share, for pension settlement costs. Non-GAAP results also exclude $8.2 million, or $0.04 per share, of tax benefits related to changes in tax positions on business separation activities. See reconciliation of non-GAAP measures starting on page four.

Outlook
Ghasemi said, “We continue to be optimistic about the future performance of Air Products. We see significant opportunities to use our very strong balance sheet to invest in our core business and create value for our shareholders. We have increased our full-year guidance by $0.10 at midpoint, now representing a 10 percent increase over prior year. Our great team of hardworking, dedicated, talented and motivated employees remain focused on being the safest and most profitable industrial gas company in the world, providing excellent service to our customers.”
Air Products increased fiscal 2017 adjusted EPS to $6.20 to $6.25, which at midpoint, is up $0.10 from prior guidance and represents an increase of 10 percent over last year. For the fiscal 2017 fourth quarter, Air Products expects adjusted EPS from continuing operations of $1.65 to $1.70 per share, which at midpoint, represents an increase of 12 percent over last year.
The capital expenditure forecast for fiscal year 2017 is approximately $1 billion on a GAAP and non-GAAP basis.
Management has provided adjusted EPS guidance on a continuing operations basis. While it is likely that we will incur additional costs for items such as cost reduction actions and pension settlements in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS. Management does not believe these items to be representative of underlying business performance. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS to a comparable GAAP range.

Access the Q3 earnings teleconference scheduled for 10:00 a.m. Eastern Time on August 1 by calling (323) 794-2130 and entering passcode 4223198, or access the Event Details page on Air Products’ Investor Relations web site.

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About Air Products
Air Products (NYSE:APD) is a world-leading Industrial Gases company in operation for over 75 years. The Company’s core industrial gases business provides atmospheric and process gases and related equipment to manufacturing markets, including refining and petrochemical, metals, electronics, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment.
The Company had fiscal 2016 sales of $7.5 billion from continuing operations in 50 countries and has a current market capitalization of approximately $30 billion. Approximately 16,000 employees are making Air Products the world’s safest and best performing industrial gases company, providing sustainable offerings and excellent service to all customers. For more information, visit www.airproducts.com.
NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance, business outlook and investment opportunities. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date this release is furnished. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, global or regional economic conditions (including, as to the United Kingdom and Europe, the impact of “Brexit”) and supply and demand dynamics in market segments into which the Company sells; political risks, including the risks of unanticipated government actions; acts of war or terrorism; the inability to eliminate stranded costs previously allocated to the Company’s Electronic Materials and Performance Materials divisions which have been divested and other unexpected impacts of the divestitures including tax impacts; significant fluctuations in interest rates and foreign currencies from that currently anticipated; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; our ability to execute the projects in our backlog; asset impairments due to economic conditions or specific events; the impact of price fluctuations in natural gas and disruptions in markets and the economy due to oil price volatility; costs and outcomes of litigation or regulatory investigations; the success of productivity and operational improvement programs; the timing, impact, and other uncertainties of future acquisitions or divestitures, including reputational impacts; the Company’s ability to implement and operate with new or untried technologies; the impact of changes in environmental, tax or other legislation, economic sanctions and regulatory activities in jurisdictions in which the Company and its affiliates operate; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2016. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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* Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Millions of dollars unless otherwise indicated, except for share data)
The Company has presented certain financial measures on a non-GAAP (“adjusted”) basis and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The Company believes these non-GAAP measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.
In many cases, our non-GAAP measures are determined by adjusting the most directly comparable GAAP financial measure to exclude certain disclosed items (“non-GAAP adjustments”) that we believe are not representative of the underlying business performance. For example, Air Products has executed its strategic plan to restructure the Company and, as part of this plan, is now focusing on the Company’s core Industrial Gases businesses, which will continue to result in significant cost reduction and asset actions that we believe are important for investors to understand separately from the performance of the underlying business. The tax impact of our non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions. In evaluating these financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future. Investors should also consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.

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CONSOLIDATED RESULTS

	Continuing Operations
	Three Months Ended 30 June
2017 vs. 2016	Operating Income	Operating Margin(A)		Equity Affiliates' Income (Loss)	Income Tax Provision(B)	Net Income	Diluted EPS
2017 GAAP	$252.6	11.9%		$(36.9)	$89.3	$104.2	$.47
2016 GAAP	394.6	20.6%		42.1	145.9	250.3	1.15
Change GAAP	$(142.0)	(870	)bp	$(79.0)	$(56.6)	$(146.1)	$(.68)
% Change GAAP	(36)%			(188)%	(39)%	(58)%	(59)%
2017 GAAP	$252.6	11.9%		$(36.9)	$89.3	$104.2	$.47
Tax benefit associated with business separation	—	—%		—	8.2	(8.2)	(.04)
Cost reduction and asset actions(C)	42.7	2.0%		—	12.2	30.0	.14
Pension settlement loss	5.5	.3%		—	2.1	3.4	.02
Goodwill and intangible asset impairment charge(D)	162.1	7.6%		—	4.6	154.1	.70
Equity method investment impairment charge	—	—%		79.5	—	79.5	.36
2017 Non-GAAP Measure	$462.9	21.8%		$42.6	$116.4	$363.0	$1.65
2016 GAAP	$394.6	20.6%		$42.1	$145.9	$250.3	$1.15
Business separation costs	9.5	.5%		—	3.0	6.5	.03
Tax costs associated with business separation	—	—%		—	(47.7)	47.7	.22
Cost reduction and asset actions	13.2	.7%		—	4.5	8.7	.04
Pension settlement loss	1.0	—%		—	.4	.6	—
2016 Non-GAAP Measure	$418.3	21.8%		$42.1	$106.1	$313.8	$1.44
Change Non-GAAP Measure	$44.6	—		$.5	$10.3	$49.2	$.21
% Change Non-GAAP Measure	11%			1%	10%	16%	15%

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	Continuing Operations
	Nine Months Ended 30 June
2017 vs. 2016	Operating Income	Operating Margin(A)		Equity Affiliates' Income	Income Tax Provision(B)	Net Income	Diluted EPS
2017 GAAP	$971.9	16.2%		$35.3	$262.2	$660.2	$3.00
2016 GAAP	1,138.7	20.5%		107.7	335.8	810.1	3.72
Change GAAP	$(166.8)	(430	)bp	$(72.4)	$(73.6)	$(149.9)	$(.72)
% Change GAAP	(15)%			(67)%	(22)%	(19)%	(19)%
2017 GAAP	$971.9	16.2%		$35.3	$262.2	$660.2	$3.00
Business separation costs	30.2	.5%		—	3.7	26.5	.12
Tax benefit associated with business separation	—	—%		—	5.5	(5.5)	(.02)
Cost reduction and asset actions(C)	103.0	1.7%		—	24.1	78.4	.36
Pension settlement loss	9.6	.2%		—	3.6	6.0	.03
Goodwill and intangible asset impairment charge(D)	162.1	2.7%		—	4.6	154.1	.70
Equity method investment impairment charge	—	—%		79.5	—	79.5	.36
2017 Non-GAAP Measure	$1,276.8	21.3%		$114.8	$303.7	$999.2	$4.55
2016 GAAP	$1,138.7	20.5%		$107.7	$335.8	$810.1	$3.72
Business separation costs	28.9	.5%		—	1.5	27.4	.12
Tax costs associated with business separation	—	—%		—	(47.7)	47.7	.22
Cost reduction and asset actions	23.9	.4%		—	6.4	17.5	.08
Pension settlement loss	3.0	.1%		—	1.1	1.9	.01
2016 Non-GAAP Measure	$1,194.5	21.5%		$107.7	$297.1	$904.6	$4.15
Change Non-GAAP Measure	$82.3	(20	)bp	$7.1	$6.6	$94.6	$.40
% Change Non-GAAP Measure	7%			7%	2%	10%	10%

(A)	Operating margin is calculated by dividing operating income by sales.

(B)
The tax impact of our non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.

(C)	Noncontrolling interests impact of $.5 for the three and nine months ended 30 June 2017.

(D)	Noncontrolling interests impact of $3.4 for the three and nine months ended 30 June 2017.

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ADJUSTED EBITDA
We define Adjusted EBITDA as income from continuing operations (including noncontrolling interests) excluding certain disclosed items, which the Company does not believe to be indicative of underlying business trends, before interest expense, other non‑operating income (expense), net, income tax provision, and depreciation and amortization expense. Adjusted EBITDA provides a useful metric for management to assess operating performance.
Below is a reconciliation of Income from Continuing Operations on a GAAP basis to Adjusted EBITDA:

2017	Q1	Q2	Q3	Q4	Q3 YTD Total
Income from Continuing Operations (A)	$258.2	$310.1	$106.4		$674.7
Add: Interest expense	29.5	30.5	29.8		89.8
Less: Other non-operating income (expense), net	—	9.7	9.8		19.5
Add: Income tax provision	78.4	94.5	89.3		262.2
Add: Depreciation and amortization	206.1	211.8	216.9		634.8
Add: Business separation costs	30.2	—	—		30.2
Add: Cost reduction and asset actions	50.0	10.3	42.7		103.0
Add: Pension settlement loss	—	4.1	5.5		9.6
Add: Goodwill and intangible asset impairment charge	—	—	162.1		162.1
Add: Equity method investment impairment charge	—	—	79.5		79.5
Adjusted EBITDA	$652.4	$651.6	$722.4		$2,026.4
2016	Q1	Q2	Q3	Q4	Q3 YTD Total
Income from Continuing Operations (A)	$287.2	$284.7	$255.7	$294.4	$827.6
Add: Interest expense	22.2	25.7	35.1	32.2	83.0
Add: Income tax provision	96.4	93.5	145.9	96.8	335.8
Add: Depreciation and amortization	214.7	213.9	213.5	212.5	642.1
Add: Business separation costs	12.0	7.4	9.5	21.7	28.9
Add: Cost reduction and asset actions	—	10.7	13.2	10.6	23.9
Add: Pension settlement loss	—	2.0	1.0	2.1	3.0
Add: Loss on extinguishment of debt	—	—	—	6.9	—
Adjusted EBITDA	$632.5	$637.9	$673.9	$677.2	$1,944.3

(A)	Includes net income attributable to noncontrolling interests.

2017 vs. 2016	Q1	Q2	Q3	Q3 YTD Total
Change GAAP
Income from continuing operations change	$(29.0)	$25.4	$(149.3)	$(152.9)
Income from continuing operations % change	(10)%	9%	(58)%	(18)%
Change Non-GAAP
Adjusted EBITDA change	$19.9	$13.7	$48.5	$82.1
Adjusted EBITDA % change	3%	2%	7%	4%

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Below is a reconciliation of segment operating income to Adjusted EBITDA:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Three Months Ended 30 June 2017
Operating income (loss)	$236.2		$94.1		$149.1		$27.9	$(44.4)	$462.9
Operating margin	25.4%		20.8%		27.7%				21.8%
Three Months Ended 30 June 2016
Operating income (loss)	$234.0		$104.0		$118.7		$(13.9)	$(24.5)	$418.3
Operating margin	28.1%		24.3%		26.4%				21.8%
Operating income (loss) change	$2.2		$(9.9)		$30.4		$41.8	$(19.9)	$44.6
Operating income (loss) % change	1%		(10)%		26%		301%	(81)%	11%
Operating margin change	(270	) bp	(350	) bp	130	bp			—
NON-GAAP MEASURE
Three Months Ended 30 June 2017
Operating income (loss)	$236.2		$94.1		$149.1		$27.9	$(44.4)	$462.9
Add: Depreciation and amortization	117.0		45.1		49.6		2.3	2.9	216.9
Add: Equity affiliates' income	14.1		15.7		12.5		.3	—	42.6
Adjusted EBITDA	$367.3		$154.9		$211.2		$30.5	$(41.5)	$722.4
Adjusted EBITDA margin	39.5%		34.3%		39.2%				34.0%
Three Months Ended 30 June 2016
Operating income (loss)	$234.0		$104.0		$118.7		$(13.9)	$(24.5)	$418.3
Add: Depreciation and amortization	112.1		45.1		49.5		2.0	4.8	213.5
Add: Equity affiliates' income	16.0		11.3		14.8		—	—	42.1
Adjusted EBITDA	$362.1		$160.4		$183.0		$(11.9)	$(19.7)	$673.9
Adjusted EBITDA margin	43.5%		37.4%		40.8%				35.2%
Adjusted EBITDA change	$5.2		$(5.5)		$28.2		$42.4	$(21.8)	$48.5
Adjusted EBITDA % change	1%		(3)%		15%		356%	(111)%	7%
Adjusted EBITDA margin change	(400	) bp	(310	) bp	(160	) bp			(120	) bp

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	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Corporate and other	Segment Total
GAAP MEASURE
Nine Months Ended 30 June 2017
Operating income (loss)	$684.5		$268.6		$379.2		$58.9	$(114.4)	$1,276.8
Operating margin	25.5%		21.2%		26.8%				21.3%
Nine Months Ended 30 June 2016
Operating income (loss)	$669.1		$286.3		$341.0		$(44.0)	$(57.9)	$1,194.5
Operating margin	27.1%		22.2%		26.8%				21.5%
Operating income (loss) change	$15.4		$(17.7)		$38.2		$102.9	$(56.5)	$82.3
Operating income (loss) % change	2%		(6)%		11%		234%	(98)%	7%
Operating margin change	(160	) bp	(100	) bp	—				(20	) bp
NON-GAAP MEASURE
Nine Months Ended 30 June 2017
Operating income (loss)	$684.5		$268.6		$379.2		$58.9	$(114.4)	$1,276.8
Add: Depreciation and amortization	344.8		128.9		145.6		6.0	9.5	634.8
Add: Equity affiliates' income	41.8		33.5		38.9		.6	—	114.8
Adjusted EBITDA	$1,071.1		$431.0		$563.7		$65.5	$(104.9)	$2,026.4
Adjusted EBITDA margin	39.9%		34.1%		39.9%				33.9%
Nine Months Ended 30 June 2016
Operating income (loss)	$669.1		$286.3		$341.0		$(44.0)	$(57.9)	$1,194.5
Add: Depreciation and amortization	330.9		140.1		150.2		5.9	15.0	642.1
Add: Equity affiliates' income (loss)	38.2		26.1		43.9		(.5)	—	107.7
Adjusted EBITDA	$1,038.2		$452.5		$535.1		$(38.6)	$(42.9)	$1,944.3
Adjusted EBITDA margin	42.1%		35.1%		42.1%				35.0%
Adjusted EBITDA change	$32.9		$(21.5)		$28.6		$104.1	$(62.0)	$82.1
Adjusted EBITDA % change	3%		(5)%		5%		270%	(145)%	4%
Adjusted EBITDA margin change	(220	) bp	(100	) bp	(220	) bp			(110	) bp
Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Nine Months Ended
	30 June		30 June
Operating Income	2017	2016	2017	2016
Segment total	$462.9	$418.3	$1,276.8	$1,194.5
Business separation costs	—	(9.5)	(30.2)	(28.9)
Cost reduction and asset actions	(42.7)	(13.2)	(103.0)	(23.9)
Pension settlement loss	(5.5)	(1.0)	(9.6)	(3.0)
Goodwill and intangible asset impairment charge	(162.1)	—	(162.1)	—
Consolidated Total	$252.6	$394.6	$971.9	$1,138.7

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Below is a reconciliation of segment total equity affiliates' income to consolidated equity affiliates' income (loss):

	Three Months Ended		Nine Months Ended
	30 June		30 June
Equity Affiliates' Income (Loss)	2017	2016	2017	2016
Segment total	$42.6	$42.1	$114.8	$107.7
Equity method investment impairment charge	(79.5)	—	(79.5)	—
Consolidated Total	$(36.9)	$42.1	$35.3	$107.7

INCOME TAXES
The tax impact of our non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.

	Effective Tax Rate
	Three Months Ended 30 June		Nine Months Ended 30 June
	2017	2016	2017	2016
Income Tax Provision — GAAP	$89.3	$145.9	$262.2	$335.8
Income From Continuing Operations Before Taxes — GAAP	$195.7	$401.6	$936.9	$1,163.4
Effective Tax Rate — GAAP	45.6%	36.3%	28.0%	28.9%
Income Tax Provision — GAAP	$89.3	$145.9	$262.2	$335.8
Business separation costs	—	3.0	3.7	1.5
Tax benefit (costs) associated with business separation	8.2	(47.7)	5.5	(47.7)
Cost reduction and asset actions	12.2	4.5	24.1	6.4
Pension settlement loss	2.1	.4	3.6	1.1
Goodwill and intangible asset impairment charge	4.6	—	4.6	—
Equity method investment impairment charge	—	—	—	—
Income Tax Provision — Non-GAAP Measure	$116.4	$106.1	$303.7	$297.1
Income From Continuing Operations Before Taxes — GAAP	$195.7	$401.6	$936.9	$1,163.4
Business separation costs	—	9.5	30.2	28.9
Cost reduction and asset actions	42.7	13.2	103.0	23.9
Pension settlement loss	5.5	1.0	9.6	3.0
Goodwill and intangible asset impairment charge	162.1	—	162.1	—
Equity method investment impairment charge	79.5	—	79.5	—
Income From Continuing Operations Before Taxes — Non-GAAP Measure	$485.5	$425.3	$1,321.3	$1,219.2
Effective Tax Rate — Non-GAAP Measure	24.0%	24.9%	23.0%	24.4%

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CAPITAL EXPENDITURES
We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases, and such spending is reflected as a use of cash within cash provided by operating activities if the arrangement qualifies as a capital lease.
Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure:

	Three Months Ended 30 June		Nine Months Ended 30 June
	2017	2016	2017	2016
Capital expenditures for continuing operations – GAAP basis	$273.8	$227.4	$814.9	$700.9
Capital lease expenditures	1.0	6.0	6.8	24.6
Capital expenditures – Non-GAAP basis	$274.8	$233.4	$821.7	$725.5
We expect capital expenditures for fiscal year 2017 to be approximately $1,000 on a GAAP and non-GAAP basis.

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RETURN ON CAPITAL EMPLOYED (ROCE)
Return on capital employed (ROCE) is calculated on a continuing operations basis as earnings after-tax divided by five-quarter average total capital. Earnings after-tax is calculated based on trailing four quarters and is defined as the sum of net income from continuing operations attributable to Air Products, interest expense, after-tax, at our effective quarterly tax rate, and net income attributable to noncontrolling interests. This non-GAAP measure has been adjusted for the impact of the disclosed items detailed below. Total capital consists of total debt, total equity, and redeemable noncontrolling interest less noncontrolling interests and total assets of discontinued operations.

	2017			2016				2015
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Net income from continuing operations attributable to Air Products	$104.2	$304.4	$251.6	$289.4	$250.3	$278.9	$280.9	$273.7
Interest expense	29.8	30.5	29.5	32.2	35.1	25.7	22.2	22.7
Interest expense tax impact	(13.6)	(7.1)	(6.9)	(8.0)	(12.7)	(6.3)	(5.6)	(5.4)
Interest expense, after-tax	16.2	23.4	22.6	24.2	22.4	19.4	16.6	17.3
Net income attributable to noncontrolling interests of continuing operations	2.2	5.7	6.6	5.0	5.4	5.8	6.3	4.1
Earnings After-Tax—GAAP	$122.6	$333.5	$280.8	$318.6	$278.1	$304.1	$303.8	$295.1

Disclosed items, after-tax
Business separation costs	$—	$—	$26.5	$19.3	$6.5	$8.9	$12.0	$7.5
Tax (benefit) costs associated with business separation	(8.2)	—	2.7	4.1	47.7	—	—	—
Cost reduction and asset actions	30.0	7.2	41.2	7.2	8.7	8.8	—	47.2
Pension settlement loss	3.4	2.6	—	1.4	.6	1.3	—	4.2
Goodwill and intangible asset impairment charge	154.1	—	—	—	—	—	—	—
Gain on land sales	—	—	—	—	—	—	—	(28.3)
Equity method investment impairment charge	79.5	—	—	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	4.3	—	—	—	14.2
Earnings After-Tax—Non‑GAAP	$381.4	$343.3	$351.2	$354.9	$341.6	$323.1	$315.8	$339.9

Total Capital
Short-term borrowings	$143.4	$122.3	$156.1	$935.8	$1,043.0	$1,478.5	$1,539.4	$1,494.3	$1,082.9
Current portion of long-term debt	416.0	420.5	873.3	365.4	714.9	763.6	403.1	430.6	80.1
Long-term debt	3,366.6	3,300.4	3,289.0	3,909.7	3,908.1	3,556.9	3,853.0	3,931.0	4,669.1
Total Debt	3,926.0	3,843.2	4,318.4	5,210.9	5,666.0	5,799.0	5,795.5	5,855.9	5,832.1
Total Equity	9,509.9	9,420.2	7,261.1	7,213.4	7,180.2	7,053.1	7,499.0	7,381.1	7,731.3
Redeemable noncontrolling interest	—	—	—	—	—	—	—	—	277.9
Noncontrolling interests of discontinued operations	—	—	—	(33.9)	(32.9)	(33.0)	(32.1)	(32.0)	(35.7)
Assets of discontinued operations	(9.8)	(9.8)	(860.2)	(1,968.5)	(1,762.0)	(1,707.1)	(2,599.2)	(2,556.6)	(2,572.6)
Total Capital	$13,426.1	$13,253.6	$10,719.3	$10,421.9	$11,051.3	$11,112.0	$10,663.2	$10,648.4	$11,233.0

Earnings After Tax—GAAP	$1,055.5				$1,181.1
Five-quarter average total capital	11,774.4				10,941.6
ROCE—GAAP items	9.0%				10.8%
Change GAAP-based Measure	(180)bp

Earnings After Tax—Non-GAAP	$1,430.8				$1,320.4
Five-quarter average total capital	11,774.4				10,941.6
ROCE—Non-GAAP items	12.2%				12.1%
Change Non-GAAP-based Measure	10bp

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OUTLOOK
Guidance provided is on a non-GAAP continuing operations basis, which excludes the impact of certain items that we believe are not representative of our underlying business performance. It is likely that we will incur additional costs for items such as cost reduction and asset actions and pension settlements in future periods. However, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS on a continuing operations basis to a comparable GAAP range.

	Diluted EPS
	Q4	Full Year
2016 GAAP	$1.32	$5.04
Business separation costs	.09	.21
Tax costs associated with business separation	.02	.24
Cost reduction and asset actions	.03	.11
Pension settlement loss	.01	.02
Loss on extinguishment of debt	.02	.02
2016 Non-GAAP Measure	$1.49	$5.64
2017 Non-GAAP Outlook	1.65–1.70	6.20–6.25
Change Non-GAAP	.16–.21	.56–.61
% Change Non-GAAP	11%–14%	10%–11%

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	30 June		30 June
(Millions of dollars, except for share data)	2017	2016	2017	2016
Sales	$2,121.9	$1,914.5	$5,984.5	$5,558.2
Cost of sales	1,486.2	1,320.2	4,208.1	3,829.1
Selling and administrative	184.5	168.4	528.1	510.1
Research and development	14.6	18.7	44.5	53.8
Business separation costs	—	9.5	30.2	28.9
Cost reduction and asset actions	42.7	13.2	103.0	23.9
Pension settlement loss	5.5	1.0	9.6	3.0
Goodwill and intangible asset impairment charge	162.1	—	162.1	—
Other income (expense), net	26.3	11.1	73.0	29.3
Operating Income	252.6	394.6	971.9	1,138.7
Equity affiliates' income (loss)	(36.9)	42.1	35.3	107.7
Interest expense	29.8	35.1	89.8	83.0
Other non-operating income (expense), net — Refer to Note 1	9.8	—	19.5	—
Income From Continuing Operations Before Taxes	195.7	401.6	936.9	1,163.4
Income tax provision	89.3	145.9	262.2	335.8
Income From Continuing Operations	106.4	255.7	674.7	827.6
Income (Loss) From Discontinued Operations, net of tax	(2.3)	98.4	1,871.5	(567.0)
Net Income	104.1	354.1	2,546.2	260.6
Net Income Attributable to Noncontrolling Interests of Continuing Operations	2.2	5.4	14.5	17.5
Net Income Attributable to Noncontrolling Interests of Discontinued Operations	—	1.9	—	6.0
Net Income Attributable to Air Products	$101.9	$346.8	$2,531.7	$237.1
Net Income Attributable to Air Products
Income from continuing operations	$104.2	$250.3	$660.2	$810.1
Income (Loss) from discontinued operations	(2.3)	96.5	1,871.5	(573.0)
Net Income Attributable to Air Products	$101.9	$346.8	$2,531.7	$237.1
Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$.48	$1.16	$3.03	$3.75
Income (Loss) from discontinued operations	(.01)	.44	8.59	(2.65)
Net Income Attributable to Air Products	$.47	$1.60	$11.62	$1.10
Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$.47	$1.15	$3.00	$3.72
Income (Loss) from discontinued operations	(.01)	.44	8.52	(2.63)
Net Income Attributable to Air Products	$.46	$1.59	$11.52	$1.09
Weighted Average Common Shares – Basic (in millions)	218.1	216.6	217.9	216.1
Weighted Average Common Shares – Diluted (in millions)	219.8	218.5	219.8	218.0
Dividends Declared Per Common Share – Cash	$.95	$.86	$2.76	$2.53
Other Data from Continuing Operations
Depreciation and amortization	$216.9	$213.5	$634.8	$642.1
Capital expenditures – Refer to page 11	$274.8	$233.4	$821.7	$725.5

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	30 June	30 September
(Millions of dollars)	2017	2016
Assets
Current Assets
Cash and cash items	$2,332.6	$1,293.2
Short-term investments	1,016.1	—
Trade receivables, net	1,101.2	1,146.2
Inventories	293.3	255.0
Contracts in progress, less progress billings	83.3	64.6
Prepaid expenses	79.0	93.9
Other receivables and current assets	431.7	538.2
Current assets of discontinued operations	9.8	926.2
Total Current Assets	5,347.0	4,317.3
Investment in net assets of and advances to equity affiliates	1,244.7	1,283.6
Plant and equipment, at cost	19,176.3	18,660.2
Less: accumulated depreciation	10,859.3	10,400.5
Plant and equipment, net	8,317.0	8,259.7
Goodwill, net	705.1	845.1
Intangible assets, net	363.8	387.9
Noncurrent capital lease receivables	1,139.3	1,221.7
Other noncurrent assets	736.9	671.0
Noncurrent assets of discontinued operations	—	1,042.3
Total Noncurrent Assets	12,506.8	13,711.3
Total Assets	$17,853.8	$18,028.6
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,534.3	$1,652.2
Accrued income taxes	323.0	117.9
Short-term borrowings	143.4	935.8
Current portion of long-term debt	416.0	365.4
Current liabilities of discontinued operations	16.5	211.8
Total Current Liabilities	2,433.2	3,283.1
Long-term debt	3,366.6	3,909.7
Other noncurrent liabilities	1,910.0	1,816.5
Deferred income taxes	634.1	710.4
Noncurrent liabilities of discontinued operations	—	1,095.5
Total Noncurrent Liabilities	5,910.7	7,532.1
Total Liabilities	8,343.9	10,815.2
Air Products Shareholders’ Equity	9,412.4	7,079.6
Noncontrolling Interests	97.5	133.8
Total Equity	9,509.9	7,213.4
Total Liabilities and Equity	$17,853.8	$18,028.6

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	30 June
(Millions of dollars)	2017	2016
Operating Activities
Net income	$2,546.2	$260.6
Less: Net income attributable to noncontrolling interests of continuing operations	14.5	17.5
Less: Net income attributable to noncontrolling interests of discontinued operations	—	6.0
Net income attributable to Air Products	2,531.7	237.1
(Income) Loss from discontinued operations	(1,871.5)	573.0
Income from continuing operations attributable to Air Products	660.2	810.1
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	634.8	642.1
Deferred income taxes	(78.1)	75.6
Undistributed earnings of unconsolidated affiliates	(34.4)	(34.2)
Gain on sale of assets and investments	(7.9)	(1.4)
Share-based compensation	27.4	23.9
Noncurrent capital lease receivables	69.4	61.5
Goodwill and intangible asset impairment charge	162.1	—
Equity method investment impairment charge	79.5	—
Write-down of long-lived assets associated with cost reduction actions	59.1	—
Other adjustments	110.7	107.3
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(25.7)	(173.8)
Inventories	44.8	13.6
Contracts in progress, less progress billings	(18.6)	(6.0)
Other receivables	80.0	(70.4)
Payables and accrued liabilities	(99.9)	61.0
Other working capital	(50.0)	12.9
Cash Provided by Operating Activities	1,613.4	1,522.2
Investing Activities
Additions to plant and equipment	(806.8)	(700.9)
Investment in and advances to unconsolidated affiliates	(8.1)	—
Proceeds from sale of assets and investments	20.7	44.1
Purchases of investments	(2,488.6)	—
Proceeds from investments	1,473.5	—
Other investing activities	(1.5)	(1.7)
Cash Used for Investing Activities	(1,810.8)	(658.5)
Financing Activities
Long-term debt proceeds	2.2	388.3
Payments on long-term debt	(483.5)	(121.7)
Net decrease in commercial paper and short-term borrowings	(799.2)	(434.3)
Dividends paid to shareholders	(580.9)	(534.9)
Proceeds from stock option exercises	38.2	76.2
Other financing activities	(31.2)	(29.5)
Cash Used for Financing Activities	(1,854.4)	(655.9)
Discontinued Operations
Cash (used for) provided by operating activities	(768.0)	269.2
Cash provided by (used for) investing activities	3,750.6	(160.9)
Cash provided by (used for) financing activities	69.5	(11.4)
Cash Provided by Discontinued Operations	3,052.1	96.9
Effect of Exchange Rate Changes on Cash	1.5	3.7
Increase in Cash and Cash Items	1,001.8	308.4
Cash and Cash Items – Beginning of Year	1,330.8	206.4
Cash and Cash Items – End of Period	$2,332.6	$514.8
Less: Cash and Cash Items – Discontinued Operations	—	76.3
Cash and Cash Items – Continuing Operations	$2,332.6	$438.5
Supplemental Cash Flow Information
Cash paid for taxes, net of refunds (Inclusive of $752.8 and $52.9 related to discontinued operations for 2017 and 2016, respectively)	$1,109.8	$330.1

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Segment Total
Three Months Ended 30 June 2017
Sales	$930.1	$451.7	$538.3	$187.4	$14.4	$2,121.9
Operating income (loss)	236.2	94.1	149.1	27.9	(44.4)	462.9
Depreciation and amortization	117.0	45.1	49.6	2.3	2.9	216.9
Equity affiliates' income	14.1	15.7	12.5	.3	—	42.6
Three Months Ended 30 June 2016
Sales	$832.3	$428.7	$449.0	$150.8	$53.7	$1,914.5
Operating income (loss)	234.0	104.0	118.7	(13.9)	(24.5)	418.3
Depreciation and amortization	112.1	45.1	49.5	2.0	4.8	213.5
Equity affiliates' income	16.0	11.3	14.8	—	—	42.1

Nine Months Ended 30 June 2017
Sales	$2,684.1	$1,265.6	$1,412.5	$551.8	$70.5	$5,984.5
Operating income (loss)	684.5	268.6	379.2	58.9	(114.4)	1,276.8
Depreciation and amortization	344.8	128.9	145.6	6.0	9.5	634.8
Equity affiliates' income	41.8	33.5	38.9	.6	—	114.8
Nine Months Ended 30 June 2016
Sales	$2,466.7	$1,290.1	$1,271.5	$341.7	$188.2	$5,558.2
Operating income (loss)	669.1	286.3	341.0	(44.0)	(57.9)	1,194.5
Depreciation and amortization	330.9	140.1	150.2	5.9	15.0	642.1
Equity affiliates' income (loss)	38.2	26.1	43.9	(.5)	—	107.7
Total Assets
30 June 2017	$5,765.6	$3,205.4	$4,262.6	$283.6	$4,326.8	$17,844.0
30 September 2016	5,896.7	3,178.6	4,232.7	367.6	2,384.5	16,060.1
Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended		Nine Months Ended
	30 June		30 June
Operating Income	2017	2016	2017	2016
Segment total	$462.9	$418.3	$1,276.8	$1,194.5
Business separation costs	—	(9.5)	(30.2)	(28.9)
Cost reduction and asset actions	(42.7)	(13.2)	(103.0)	(23.9)
Pension settlement loss	(5.5)	(1.0)	(9.6)	(3.0)
Goodwill and intangible asset impairment charge	(162.1)	—	(162.1)	—
Consolidated Total	$252.6	$394.6	$971.9	$1,138.7

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Below is a reconciliation of segment total equity affiliates' income to consolidated equity affiliates' income (loss):

	Three Months Ended		Nine Months Ended
	30 June		30 June
Equity Affiliates' Income (Loss)	2017	2016	2017	2016
Segment total	$42.6	$42.1	$114.8	$107.7
Equity method investment impairment charge	(79.5)	—	(79.5)	—
Consolidated Total	$(36.9)	$42.1	$35.3	$107.7
Below is a reconciliation of segment total assets to consolidated total assets:

	30 June	30 September
Total Assets	2017	2016
Segment total	$17,844.0	$16,060.1
Discontinued operations	9.8	1,968.5
Consolidated Total	$17,853.8	$18,028.6

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Millions of dollars, unless otherwise indicated)
1. MATERIALS TECHNOLOGIES SEPARATION
On 16 September 2015, the Company announced plans to separate its Materials Technologies segment, which contained two divisions, the Electronic Materials Division (EMD) and the Performance Materials Division (PMD). On 1 October 2016, the Company completed the spin-off of EMD as Versum Materials, Inc., or Versum, an independent publicly traded company. On 3 January 2017, the Company completed the sale of PMD to Evonik Industries AG for $3.8 billion in cash subject to customary post-closing adjustments, including working capital. A gain of $2,870 ($1,833 after-tax, or $8.34 per share) was recognized on the sale in the second quarter of fiscal year 2017. A portion of the proceeds from the sale have been included in "Short-term investments" on the consolidated balance sheets. Associated interest income has been reflected on the consolidated income statements as “Other non-operating income (expense), net." As a result of these transactions, both EMD and PMD are reflected in our consolidated financial statements as discontinued operations for all periods presented.
For the nine months ended 30 June 2017, we incurred separation costs of $30.2 ($26.5 after-tax, or $.12 per share), primarily related to legal and advisory costs associated with these transactions. No business separation costs were incurred during the third quarter of fiscal year 2017. The costs are reflected on the consolidated income statements as “Business separation costs.” In addition, our income tax provision for the three and nine months ended 30 June 2017 includes net tax benefits of $8.2 related to changes in tax positions on business separation activities.
The results of the Corporate and other segment include stranded costs related to the presentation of EMD and PMD as discontinued operations. The majority of these costs are reimbursed to Air Products pursuant to short-term transition services agreements under which Air Products will provide transition services to Versum for EMD and to Evonik for PMD. The reimbursement has been reflected on the consolidated income statements within “Other income (expense), net.”
2. COST REDUCTION AND ASSET ACTIONS
For the three months ended 30 June 2017, we recognized an expense of $42.7 ($30.0 attributable to Air Products, after-tax, or $.14 per share) for cost reduction and asset actions. Severance and other benefits totaled $9.5. Asset actions of $33.2 primarily includes charges resulting from the planned sale of a non-industrial gas hardgoods business in the Industrial Gases - Americas segment and for the closure of a facility in the Corporate and other segment that manufactured LNG heat exchangers. For the nine months ended 30 June 2017, we recognized a net expense of $103.0 ($78.4 attributable to Air Products, after-tax, or $.36 per share). This expense included $45.7 from the first quarter write-down of an air separation unit in the Industrial Gases – EMEA segment that was constructed mainly to provide oxygen to one of the Energy-from-Waste plants and expense for severance and other benefits.
3. PENSION SETTLEMENT
Certain of our pension plans provide for a lump sum benefit payment option at the time of retirement, or for corporate officers, six months after their retirement date. A participant's vested benefit is considered settled upon cash payment of the lump sum. We recognize pension settlement losses when cash payments exceed the sum of the service and interest cost components of net periodic benefit cost of the plan for the fiscal year. For the three and nine months ended 30 June 2017, we recognized pension settlement losses of $5.5 ($3.4 after-tax, or $.02 per share) and $9.6 ($6.0 after-tax, or $.03 per share), respectively, to accelerate recognition of a portion of actuarial losses deferred in accumulated other comprehensive loss, primarily associated with the U.S. Supplementary Pension Plan. We expect that additional settlement losses will be recognized during the fourth quarter of fiscal year 2017.
4. GOODWILL AND INTANGIBLE ASSET IMPAIRMENT CHARGE
During the third quarter of fiscal year 2017, we determined that the goodwill and indefinite-lived intangible assets (primarily acquired trade names) associated with our Latin America reporting unit of our Industrial Gases – Americas segment were impaired. We recorded a noncash impairment charge of $162.1 ($154.1 attributable to Air Products, after-tax, or $.70 per share), which was driven by lower economic growth and profitability in the region. This charge was not deductible for tax purposes and has been excluded from segment operating income.

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5. EQUITY METHOD INVESTMENT IMPAIRMENT CHARGE
During the third quarter of fiscal year 2017, we determined there was an other-than-temporary impairment of our investment in Abdullah Hashim Industrial Gases & Equipment Co., Ltd. (AHG), a 25%-owned equity affiliate in our Industrial Gases – EMEA segment. We recorded a noncash impairment charge of $79.5 ($.36 per share) to reduce the carrying value of our investment. This charge was not deductible for tax purposes and has been excluded from segment operating income. The decline in value results from expectations for lower future cash flows to be generated by AHG, primarily due to challenging economic conditions in Saudi Arabia, increased competition, and capital project growth opportunities not materializing as once anticipated.
6. ENERGY-FROM-WASTE
During the second quarter of fiscal year 2016, the Board of Directors approved the Company’s exit of its Energy-from-Waste (EfW) business. As a result, efforts to start up and operate its two EfW projects located in Tees Valley, United Kingdom, had been discontinued and a loss on disposal of $945.7 ($846.6 after-tax) was recorded to write down plant assets to their estimated net realizable value and record a liability for plant disposition and other costs.
During the first quarter of fiscal year 2017, we determined that it is unlikely for a buyer to assume the remaining assets and contract obligations, including land lease obligations. As a result, we recorded an additional loss of $59.3 ($47.1 after-tax) in results of discontinued operations, of which $53.0 was recorded primarily for land lease obligations and $6.3 was recorded to update our estimate of the net realizable value of the plant assets as of 31 December 2016. There have been no changes to our estimates during the third quarter of fiscal year 2017.
7. NEW ACCOUNTING GUIDANCE
In March 2016, the Financial Accounting Standards Board (FASB) issued an update to simplify the accounting for employee share-based payments, including the income tax impacts, the classification on the statement of cash flows, and forfeitures. We elected to early adopt this guidance in the first quarter of fiscal year 2017. The new guidance requires excess tax benefits and deficiencies to be recognized in the income statement rather than in additional paid-in capital on the balance sheet. As a result of applying this change prospectively, we recognized $3.5 and $13.2 of excess tax benefits in our provision for income taxes during the three and nine months ended 30 June 2017, respectively.